FORM OF

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”) by and among STAR REIT Services, LLC, a Delaware limited liability company (the “Company”), Steadfast Apartment REIT, Inc., a Maryland corporation, and Steadfast Apartment REIT Operating Partnership, L.P., a Delaware limited partnership, and _______ (the “Executive”) is dated as of January 12, 2021.

WHEREAS, the parties hereto previously entered into an Employment Agreement dated as of September 1, 2020 (the “Employment Agreement”); and

WHEREAS, pursuant to Section 25 (Amendment and Waiver), the parties hereto desire to amend the Employment Agreement to amend Section 3(c) of the Employment Agreement (Employment Benefit Programs; Expense Reimbursements) to provide that the Executive shall have unlimited paid time off per calendar year beginning January 1, 2021.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
AMENDMENT

In order to give effect to the parties’ agreement to amend the Employment Agreement to provide for unlimited paid time off to the Executive, the Employment Agreement is hereby amended as follows:

Section 1.1 Amendment to Section 3(c) of the Employment Agreement. Pursuant to Section 25 of the Employment Agreement, the parties hereto agree to delete Section 3(c) of the Employment Agreement (Employment Benefit Programs; Expense Reimbursements) in its entirety and replace it with the following:

(c) Employee Benefit Programs; Expense Reimbursements. During the Term of Employment, Executive will be eligible to participate in all employee benefit programs of the Company made available to the Company’s employees generally, as such programs may be in effect from time to time; provided that nothing herein shall prevent the Company from amending or terminating any such programs pursuant to the terms thereof. Executive will be responsible for the same percentage of such group healthcare premiums as applies to other employees generally. The Company will reimburse Executive for any and all necessary, customary and usual business expenses incurred and paid by Executive in connection with Executive’s employment upon presentation to the Company of reasonable substantiation and documentation, and in accordance with, and subject to the terms and conditions of, applicable Company policies. During the Term of Employment, effective January 1, 2021, Executive shall be entitled to unlimited paid time off, to be taken in accordance with the Company’s unlimited paid time off policies in effect from time to time and subject to meeting business demands of the Company. For the avoidance of doubt Executive’s ability to take paid time off is not a form of additional wages for services performed.

Section 1.2. Amendment to Section 4(g) of the Employment Agreement. Pursuant to Section 25 of the Employment Agreement, the parties hereto agree to delete Section 4(g) of the Employment Agreement (General Provisions) in its entirety and replace it with the following:

(g) General Provisions. (1) Upon any termination of Executive’s employment, Executive shall be entitled to receive the following: (A) any unpaid Base Salary through the date of termination (paid in cash within 30 days, or such shorter period required by applicable law, following the date of termination), (B) any earned but unpaid Annual Bonus relating to the calendar year prior to the year of termination, (C) reimbursement for all necessary, customary and usual business expenses and fees incurred and paid by Executive prior to the date of termination, in accordance with Section 3(c) above (payable in accordance with the Company’s expense reimbursement policy), and (D) vested benefits, if any, to which Executive may be entitled under the Company’s employee benefit plans, including those as provided in Section 3(c) above (payable in accordance with the applicable employee benefit plan), and directors and officers liability coverage pursuant to Section 3(d) for actions and inactions occurring during the Term of Employment, and continued coverage for any actions or inactions by Executive while providing cooperation under this Agreement (collectively, “Accrued Benefits”).

ARTICLE II
MISCELLANEOUS

Section 2.1 Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Employment Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Employment Agreement and the terms of this Amendment, the terms of this Amendment shall control.

Section 2.2 Counterparts. The parties hereto may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Amendment or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable.

Section 2.3 Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of California.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

STAR REIT SERVICES, LLC

By:    ____________________________
Name:    Rodney F. Emery
Title:    Chief Executive Officer

STEADFAST APARTMENT REIT, INC.

By: ________________________________
Name:    Rodney F. Emery
Title:    Chief Executive Officer

STEADFAST APARTMENT REIT OPERATING PARTNERSHIP, L.P.

By: STEADFAST APARTMENT REIT, INC., its general partner

By: ________________________________
Name:    Rodney F. Emery
Title:    Chief Executive Officer

EXECUTIVE

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